Water Now Inc. Installs HydraSpin Mobile HS3000 Unit in Oklahoma

Five Additional Units Expected to be Installed in May

Fort Worth, Texas, April XX, 2019 -- Water Now, Inc. (“Water Now” or the “Company”) (OTC: WTNW) a leading water purification solutions company, today announced the installation of its first HydraSpin Mobile Mobile HS3000 Unit at a salt water disposal well in Oklahoma City, Oklahoma. The technology behind the HydraSpin Mobile HS3000 Unit allows for the separation of residual oil from water contained in the disposal sites, to minimize environmental contamination from the fluids containing oil. The typical HydraSpin performance demonstrates the ability to remove 100% of 10-micron oil droplets, while obtaining better quality discharge water.

The Company acquired the US exclusive license for the HydraSpin Hydro Cyclone technology from African Horizon Technologies (Pty) Ltd. (“AHT”) based in Johannesburg, South Africa in October 2018. HydraSpin is a water treatment system as well as an oil recovery system.

David King, Chief Executive Officer of Water Now, Inc., commented, “Our first HydraSpin unit was installed in March of 2019, and after running several tests at the site, performed flawlessly, successfully separating and removing oil from the customer’s disposal well at a very high separation efficiency. This allowed us to generate meaningful recurring revenues for the first time and will continue to do so on a monthly basis.

“The added benefits to our HydraSpin customers include decreased maintenance costs and downtime, lower capital costs, easy installation, and accessible data 24/7. In addition, the customer is achieving a higher quality of discharged water,” continued Mr. King.

The Company expects to receive delivery of five additional HydraSpin units during May 2019. These five units are currently under contract and will undergo testing and be delivered to the field approximately 30-40 days after clearing customs, with installation scheduled to be completed in early Summer 2019.

“Based upon the successful deployment of our initial unit, we fully intend on leveraging the operational results of the HydraSpin unit to expand our presence in the industry. Under our license agreement with AHT, we anticipate receiving an additional eight units throughout the summer. We are already in negotiations with several potential customers for these additional eight units and anticipate contracts shortly,” concluded Mr. King.

Forward Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements Water Now, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Water Now, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the Securities and Exchange Commission ("SEC"). There may be other factors not mentioned above or included in the Water Now's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. Water Now, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Krista Carver
817-900-9184
kcarver@waternowinc.com

Porter, LeVay & Rose

Michael Porter

212-564-4700

mike@plrinvest.com

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